FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          BODDIE-NOELL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


         Maryland                                         56-1574675
 (State of incorporation)                    (IRS Employer Identification No.)


                           3850 One First Union Center
                         Charlotte, North Carolina 28202
               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                          Name of each exchange on which
    to be so registered                          each class is to be registered

    Preferred Share Purchase Rights              American Stock Exchange





Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                (Title of Class)



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Item 1.  Description of Registrant's Securities To Be Registered.

         The registrant's Form 8-K dated March 17, 1999, and filed on March __, 1998, sets forth a description of the securities to be registered under the caption "Item 5. Other Events -- Adoption of Rights Plan." Such description is incorporated by reference herein.

Item 2.   Exhibits.

         1. Rights Agreement, dated as of March 18, 1999, between Boddie-Noell Properties, Inc. and First Union National Bank, including the form of Articles Supplementary for Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to the registrant's Form 8-K dated March 17, 1999).


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SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 22, 1999

                                         BODDIE-NOELL PROPERTIES, INC.


                                         By:      /s/ Philip S. Payne
                                             --------------------------------
                                                  Philip S. Payne
                                                  Executive Vice President and
                                                  Chief Financial Officer






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